UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2010
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 26, 2010 (the “Annual Meeting”).  At the Annual Meeting,
the shareholders of the Company elected nine directors to serve for one-year terms and ratified the Company’s appointment of Brown, Edwards & Company, LLP as the
Company’s independent auditors for 2010.  The voting results for each proposal are as follows:

1.	To elect nine directors to serve for terms of one year each expiring at the 2011 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
William E. Chaffin	2,740,902	42,545	448,292
E. Craig Kendrick	2,740,902	42,545	448,292
Clydes B. Kiser	2,737,326	46,121	448,292
J. Carter Lambert	2,737,326	46,121	448,292
James D. Moore, Jr.	2,740,902	42,545	448,292
James D. Morefield	2,740,902	42,545	448,292
Charles P. Olinger	2,740,902	42,545	448,292
William J. Singleton	2,737,326	46,121	448,292
H. Ramsey White, Jr.	2,740,902	42,545	448,292

2.	To ratify the appointment of Brown, Edwards & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

For	Against	Abstain
2,740,902	12,065	42,545

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: June 1, 2010	By:	/s/James R. Edmondson
James R. Edmondson
Vice President -Accounting